23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-17683) and the Registration Statements on Form S-8 (Nos. 33-93658, 333-62497 and 333-43452) of ParkerVision, Inc. and its
subsidiary of our report dated March 14, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Jacksonville, Florida
March 30, 2001